                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference in the Registration Statement (Form S-8) pertaining to the 1999 Nonofficer Employee Stock Option Plan of Amazon.com, Inc. and to the incorporation by reference therein of our report dated January 22, 1999, except for Note 11 as to which the date is February 10, 1999, with respect to the consolidated financial statements and schedule of Amazon.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP

Seattle, Washington
March 12, 1999